Exhibit 10.1

WATER PIK TECHNOLOGIES, INC.

1999 INCENTIVE PLAN

(As Amended and Restated as of May 13, 2004)

ARTICLE I

PURPOSE AND ADOPTION OF THE PLAN

1.01.                        Purpose.  The purpose of the Water Pik Technologies, Inc. 1999 Incentive Plan (hereinafter referred to as the “Plan”) is to assist in attracting and retaining highly competent employees, to act as an incentive in motivating selected officers and other key employees of Water Pik Technologies, Inc. and its Subsidiaries to achieve long-term corporate objectives and to enable cash incentive awards to qualify as performance-based for purposes of the tax deduction limitations under Section 162(m) of the Code.

1.02.                        Adoption and Term.  The Plan has been approved by the Board of Directors of Water Pik Technologies, Inc., to be effective as of the effective date of the distribution by Allegheny Teledyne Incorporated to its stockholders of Water Pik Technologies, Inc. Common Stock (the “Effective Date”), but is subject to the approval of the stockholders of the Company.  The Plan shall have a fixed term of ten years from the Effective Date unless earlier terminated by action of the Board; provided, however, that no Incentive Stock Option may be granted hereunder after the tenth anniversary of the Effective Date and the provisions of Articles VII, VIII and X and Section 9.01 and 9.02 with respect to performance-based awards to “covered employees” under Section 162(m) of the Code shall expire as of the fifth anniversary of the most recent approval by the stockholders of the Company of this Plan (whether initially or as amended).

ARTICLE II

DEFINITIONS

For the purpose of this Plan, capitalized terms shall have the following meanings:

2.01.                        Award means any one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares described in Article VII, Performance Awards described in Article VIII, Stock Units described in Section 9.03, Awards of cash or any other Award made under the terms of the Plan.

2.02.                        Award Agreement means a written agreement between the Company and a Participant or a written acknowledgment from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

2.03.                        Award Period means, with respect to an Award, the period of time set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

2.04.                        Beneficiary means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant’s death.

2.05.                        Board means the Board of Directors of the Company.

2.06.                        Change in Control means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

(a)                                  The acquisition in one or more transactions, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of Company Voting Securities in excess of 25% of the Company Voting Securities unless such acquisition has been approved by the Board;

(b)                                 Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on the Effective Date and (ii) persons who were nominated for elections as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the Effective Date, provided, however, that any person nominated for election by a Board at least two-thirds of whom constituted persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i);

(c)                                  Approval by the stockholders of the Company of a reorganization, merger or consolidation, unless, following such reorganization, merger or consolidation, all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than seventy five percent (75%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or trustees, as the case may be, of the entity resulting from such reorganization, merger or consolidation in substantially the same proportion as their ownership of the Outstanding Common Stock and Company Voting Securities immediately prior to such reorganization, merger or consolidation, as the case may be; or

(d)                                 Approval by the stockholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) a sale or other disposition of all or substantially all the assets of the Company.

2.07.                        Code means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

2.08.                        Committee means the Committee defined in Section 3.01.

2.09.                        Company means Water Pik Technologies, Inc., a Delaware corporation, and its successors.

2.10.                        Common Stock means Common Stock of the Company, par value $0.01 per share.

2.11.                        Company Voting Securities means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.

2.12.                        Date of Grant means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

2.13.                        Exchange Act means the Securities Exchange Act of 1934, as amended.

2.14.                        Exercise Price means, with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.02(b).

2.15.                        Fair Market Value means, on any date, the average of the high and low quoted sales prices of a share of Common Stock, as reported on the Composite Tape for New York Stock Exchange Listed Companies on such date or, if there were no sales on such date, on the last date preceding such date on which a sale was reported.

2.16.                        Incentive Stock Option means a stock option within the meaning of Section 422 of the Code.

2.17.                        Merger means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company.

2.18.                        Non-Qualified Stock Option means a stock option which is not an Incentive Stock Option.

2.19.                        Options means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

2.20.                        Outstanding Common Stock means, at any time, the issued and outstanding shares of Common Stock.

2.21.                        Participant means a person designated to receive an Award under the Plan in accordance with Section 5.01.

2.22.                        Performance Awards means Awards granted in accordance with Article VIII.

2.23.                        Performance Goals means operating income, operating profit (earnings from continuing operations before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), free cash flow, IBT (income before taxes), earnings per share, return on investment or working capital, return on average capital employed, return on stockholders’ equity, any other measurement of business value, economic value added (the amount, if any, by which net operating profit after tax exceeds a reference cost of capital), reductions in inventory, inventory turns and on-time delivery performance, any one of which may be measured with respect to the Company or any one or more of its Subsidiaries and divisions and either in absolute terms or as compared to another company or companies, and quantifiable, objective measures of individual performance relevant to the particular individual’s job responsibilities.

2.24.                        Plan means the Water Pik Technologies, Inc. 1999 Incentive Plan as described herein, as the same may be amended from time to time.

2.25.                        Purchase Price, with respect to Options, shall have the meaning set forth in Section 6.01(b).

2.26.                        Restoration Option means a Non-Qualified Stock Option granted pursuant to Section 6.01(f).

2.27.                        Restricted Shares means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

2.28.                        Retirement means early or normal retirement under a pension plan or arrangement of the Company or one of its Subsidiaries in which the Participant participates.

2.29.                        Rule 16b-3 means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as the same may be amended from time to time, and any successor rule.

2.30.                        Stock Appreciation Rights means awards granted in accordance with Article VI.

2.31                           Stock Unit means a unit of value, equal at any relevant time to the Fair Market Value of a share of Common Stock, established by the Committee as a means of measuring the value of a Participant’s Stock Unit Account.

2.32                           Stock Unit Account means the bookkeeping account maintained by the Committee on behalf of each Participant who is credited with Stock Units and dividend equivalents thereon pursuant to Section 9.03.

2.33                           Stock Option Gain shall mean, with respect to the exercise of a Non-Qualified Stock Option (whether an option granted under this Plan or any other plan sponsored by the Company), the number of shares of Common Stock issuable with respect to such exercise that exceed the number of shares of Common Stock delivered to the Company (or deemed delivered to the Company) as payment of the exercise price for such stock option.

2.34.                        Subsidiary means a subsidiary of the Company within the meaning of Section 424(f) of the Code.

2.35.                        Termination of Employment means the voluntary or involuntary termination of a Participant’s employment with the Company or a Subsidiary for any reason, including death, disability, retirement or as the result of the divestiture of the Participant’s employer or any similar transaction in which the Participant’s employer ceases to be the Company or one of its Subsidiaries.  Whether entering military or other government service shall constitute Termination of Employment, or whether a Termination of Employment shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion.

ARTICLE III

ADMINISTRATION

3.01.                        Committee.                                     The Plan shall be administered by a committee of the Board (“Committee”) comprised of at least two persons.  The Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants.  The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable.  The Committee shall not, however, have or exercise any discretion that would disqualify amounts payable under Article X as performance-based compensation for purposes of Section 162(m) of the Code, or have any authority to substitute any Awards or use any other methods that would constitute a “repricing” under the rules of the New York Stock Exchange.  The Committee may delegate such of its powers and authority under the Plan as it deems appropriate to a subcommittee of the Committee and/or designated officers or employees of the Company.  In addition, the full Board may exercise any of the powers and authority of the Committee under the Plan. In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer, as appropriate, to the delegate of the Committee or the Board.  Actions taken by the Committee or any subcommittee thereof, and any delegation by the Committee to designated officers or employees, under this Section 3.01 shall comply with Section 16(b) of the Exchange Act, the performance-based provisions of Section 162(m) of the Code, and the regulations promulgated under each of such statutory provisions, or the respective successors to such statutory provisions or regulations, as in effect from time to time, to the extent applicable.

ARTICLE IV

SHARES

4.01.                        Number of Shares Issuable.  The maximum number of shares of Common Stock authorized to be issued under the Plan shall be 1,900,000 shares.  In addition to such amount, for each share of outstanding restricted stock (that was originally granted under the terms of the Water Pik Technologies, Inc. Stock Acquisition and Retention Program or any other benefit plan of the Company, whether currently existing or adopted in the future) that is contributed to the Plan in accordance with Section 9.03 and thereby is cancelled by the Company and is no longer outstanding, an additional share of Common Stock will be added to the authorized shares to be issued under the Plan; provided that the number of shares added to the Plan under this sentence shall not exceed 500,000 shares.  No more than 945,000 shares of Common Stock may be issued under the Plan as Incentive Stock Options.  The number of shares available for issuance under the Plan shall be further subject to adjustment in accordance with Section 11.07.  The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock which shall have been reacquired by the Company.

4.02.                        Shares Subject to Terminated Awards.  Common Stock covered by any unexercised portions of terminated Options (including cancelled Options) granted under Article VI, Common Stock forfeited as provided in Section 7.02(a), Stock Units forfeited as provided in Section 9.03, Restricted Shares issued under the Plan that are cancelled in exchange for Stock Units under Section 9.03(c), and Common Stock subject to any Awards which are otherwise surrendered by the Participant may again be subject to new Awards under the Plan.  Common Stock subject to Options, or portions thereof, which have been surrendered in connection with the exercise of Stock Appreciation Rights shall not be available for subsequent Awards under the Plan, but Common Stock issued in payment of such Stock Appreciation Rights shall not be charged against the number of shares of Common Stock available for the grant of Awards hereunder.  In the event of the exercise of Stock Appreciation Rights not granted in tandem with Options, only the number of shares of Common Stock actually issued in payment of such Stock

Appreciation Rights shall be charged against the number of shares of Common Stock available for the grant of Awards hereunder.

ARTICLE V

PARTICIPATION

5.01.                        Eligible Participants.  Participants in the Plan shall be such officers and other key employees of the Company and its Subsidiaries, whether or not members of the Board, as the Committee, in its sole discretion, may designate from time to time.  The Committee’s designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year.  The designation of a Participant to receive awards or grants under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan.  In order to be eligible to participate in the deferral arrangements described in Section 9.03, an individual must be specifically designated by the Committee as a Participant for purposes of that Section.  The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.  Notwithstanding any provision herein to the contrary, the Committee may grant Awards under the Plan, other than Incentive Stock Options, to non-employees who, in the judgment of the Committee, render significant services to the Company or any of its Subsidiaries, on such terms and conditions as the Committee deems appropriate and consistent with the intent of the Plan.  Subject to adjustment in accordance with Section 11.07, in any calendar year, no Participant shall be granted Awards in respect of more than 500,000 shares of Common Stock (whether through grants of Options or Stock Appreciation Rights or other grants of Common Stock or rights with respect thereto) and $2,000,000 in cash.

ARTICLE VI

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.01.                        Option Awards.

(a)                                  Grant of Options.  The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee.  The terms of any Option granted under this Plan shall be set forth in an Award Agreement.

(b)                                 Purchase Price of Options.  The Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee; provided, however, that the Purchase Price of the Common Stock purchased pursuant to Options designated by the Committee as Incentive Stock Options shall be equal to or greater than the Fair Market Value on the Date of Grant as required under Section 422 of the Code.

(c)                                  Designation of Options.  Except as otherwise expressly provided in the Plan, the Committee may designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Non-Qualified Stock Option.

(d)                                 Incentive Stock Option Share Limitation.  No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company and its Subsidiaries) which would result in shares with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable in any one calendar year.

(e)                                  Rights As a Stockholder.  A Participant or a transferee of an Option pursuant to Section 11.04 shall have no rights as a stockholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 11.07.

(f)                                    Restoration Options Upon the Exercise of a Non-Qualified Stock Option. In the event that any Participant delivers to the Company, or has withheld from the shares otherwise issuable upon the exercise of a Non-Qualified Stock Option, shares of Common Stock in payment of the Purchase Price of any Non-Qualified Stock Option granted hereunder in accordance with Section 6.04, the Committee shall have the authority to grant or provide for the automatic grant of a Restoration Option to such Participant.  The grant of a Restoration Option shall be subject to the satisfaction of such conditions or criteria as the Committee in its sole discretion shall establish from time to time.  A Restoration Option shall entitle the holder thereof to purchase a number of shares of Common Stock equal to the number of such shares so delivered or withheld upon exercise of the original Option and, in the discretion of the Committee, the number of shares, if any, delivered or withheld to the Corporation to satisfy any withholding tax liability arising in connection with the exercise of the original Option.  A Restoration Option shall have a per share Purchase Price of not less than 100% of the per share Fair Market Value of the Common Stock on the date of grant of such Restoration Option, a term not longer than the remaining term of the original Option at the time of exercise thereof, and such other terms and conditions as the Committee in its sole discretion shall determine.

(g)                                 Deferral of Stock Option Gains.  Stock Option Gains with respect to Non-Qualified Stock Options granted under this Plan may be deferred in accordance with Section 9.03 by any Participant who is designated by the Committee as eligible to participate in such deferral arrangement.

6.02.                        Stock Appreciation Rights.

(a)                                  Stock Appreciation Right Awards.  The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights.  Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; provided however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously.  Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).

(b)                                 Exercise Price. The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Committee, but in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Purchase Price of the related Option.  Upon exercise of Stock Appreciation Rights granted in tandem with options, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option or portion thereof which are surrendered as a result of the exercise of such Stock Appreciation Rights.

(c)                                  Payment of Incremental Value.  Any payment which may become due from the Company by reason of a Participant’s exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock.  In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date.  No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

(d)                                 Deferral of Certain Stock Appreciation Rights.  In the case of Stock Appreciation Rights that are payable solely in shares of Common Stock, the shares of Common Stock issuable upon the exercise thereof may be deferred in accordance with Section 9.03 by any Participant who is designated by the Committee as eligible to participate in such deferral arrangement.

6.03.                        Terms of Stock Options and Stock Appreciation Rights.

(a)                                  Conditions on Exercise.  An Award Agreement with respect to Options and/or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant.

(b)                                 Duration of Options and Stock Appreciation Rights.  Options and Stock Appreciation Rights shall terminate upon the first to occur of the following events:

(i)                                     Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or

(ii)                                  Termination of the Award in the event of a Participant’s disability, Retirement, death or other Termination of Employment as provided in the Award Agreement; or

(iii)                               In the case of an Incentive Stock Option, ten years from the Date of Grant; or

(iv)                              Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.

(c)                                  Acceleration or Extension of Exercise Time.  The Committee, in its sole discretion, shall have the right (but shall not be obligated), exercisable on or at any time after the Date of Grant, to permit the exercise of an Option or Stock Appreciation Right (i) prior to the time such Option or Stock Appreciation Right would become exercisable under the terms of the Award Agreement, (ii) after the termination of the Option or Stock Appreciation Right under the terms of the Award Agreement, or (iii) after the expiration of the Option or Stock Appreciation Right.

6.04.                        Exercise Procedures.  Each Option and Stock Appreciation Right granted under the Plan shall be exercised by accessing a telephonic voice/data response system or internet web site maintained or otherwise approved by the Company or its designated agent prior to the close of business on the expiration date of the Option or Stock Appreciation Right (or by such other method as provided in the Award Agreement or as the Committee may establish or approve from time to time).  The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full by means of a cashless exercise program under which, if so instructed by the Participant, shares may be issued directly to the Participant’s broker or dealer upon the Participant’s irrevocable election.  Alternatively, the Participant may pay the purchase price by cash or any other method approved in advance by the Committee.  In the event that any Common

Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company.  The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Common Stock.  Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose.  Unless the Committee shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.

6.05.                        Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Options outstanding on the date of such Change in Control, and all Stock Appreciation Rights shall become immediately and fully exercisable.  The provisions of this Section 6.05 shall not be applicable to any Options or Stock Appreciation Rights granted to a Participant if any Change in Control results from such Participant’s beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or Company Voting Securities.

ARTICLE VII

RESTRICTED SHARES

7.01.                        Restricted Share Awards.  The Committee may grant to any Participant an Award of Common Stock in such number of shares, and on such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of purchased or designated shares of Common Stock or other criteria, as the Committee shall establish.  With respect to performance-based Awards of Restricted Shares to “covered employees” (as defined in Section 162(m) of the Code), performance targets will be limited to specified levels of one or more of the Performance Goals.  The terms of any Restricted Share Award granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

(a)                                  Issuance of Restricted Shares.  As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company, or its agent, Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, but subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company.  All Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the Award Agreement entered into by the Participant.  Until the lapse or release of all restrictions applicable to an Award of Restricted Shares, the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant.  Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.01(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.01(d), free of any restrictions set forth in the Plan and the Award Agreement shall be delivered to the Participant.

(b)                                 Stockholder Rights.  Beginning on the Date of Grant of the Restricted Share Award and subject to execution of the Award Agreement as provided in Section 7.01(a), the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.01(a).

(c)                                  Restriction on Transferability.  None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution, or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the Code, except to the extent that Section 16 of the Exchange Act limits a participant’s right to make such transfers), pledged or sold prior to lapse of the restrictions applicable thereto.

(d)                                 Delivery of Shares Upon Vesting.  Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of Section 7.03, the restrictions applicable to the Restricted Shares shall lapse.  As promptly as administratively feasible thereafter, subject to the requirements of Section 11.05, the Company shall deliver to the Participant or, in case of the Participant’s death, to the Participant’s Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

7.02.                        Terms of Restricted Shares.

(a)                                  Forfeiture of Restricted Shares.  Subject to Sections 7.02(b) and 7.03, all Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary as an employee until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement.  The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

(b)                                 Waiver of Forfeiture Period.  Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

(c)                                  Deferral of Restricted Shares.  Restricted Shares granted under this Plan may be deferred in accordance with Section 9.03 by any Participant who is designated by the Committee as eligible to participate in such deferral arrangement.

7.03.                        Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all restrictions applicable to the Restricted Share Award shall terminate fully and the Participant shall immediately have the right to the delivery of share certificate or certificates for such shares in accordance with Section 7.01(d).

ARTICLE VIII

PERFORMANCE AWARDS

8.01.                        Performance Awards.

(a)                                  Award Periods and Calculations of Potential Incentive Amounts. The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. Performance Awards may be made in conjunction with, or in addition to, Restricted Share Awards made under Article VII.  The Award Period shall be two or more fiscal or calendar years as determined by the Committee.  The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible employees, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

(b)                                 Performance Targets.  The performance targets may include such goals related to the performance of the Company or, where relevant, any one or more of its Subsidiaries or divisions and/or the performance of a Participant as may be established by the Committee in its discretion.  In the case of Performance Awards to “covered employees” (as defined in Section 162(m) of the Code), the targets will be limited to specified levels of one or more of the Performance Goals.  The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period.  Except to the extent inconsistent with the performance-based compensation exception under Section 162(m) of the Code, in the case of Performance Awards granted to employees to whom such section is applicable, the Committee, in its discretion, but only under extraordinary circumstances as determined by the Committee, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the Award when events or transactions occur to cause the performance targets to be an inappropriate measure of achievement.

(c)                                  Earning Performance Awards.  The Committee, at or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of performance targets.

(d)                                 Payment of Earned Performance Awards.  Subject to the requirements of Section 11.05, payments of earned Performance Awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, in the discretion of the Committee.  The Committee, in its sole discretion, may define such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

8.02.                        Terms of Performance Awards.

(a)                                  Termination of Employment.  Unless otherwise provided below or in Section 8.03, in the case of a Participant’s Termination of Employment prior to the end of an Award Period, the Participant will not have earned any Performance Awards.

(b)                                 Retirement. If a Participant’s Termination of Employment is because of Retirement prior to the end of an Award Period, the Participant will not be paid any Performance Awards, unless the Committee, in its sole and exclusive discretion, determines that an Award should be paid. In such a case, the Participant shall be entitled to receive a pro-rata portion of his or her Award as determined under Subsection (d).

(c)                                  Death or Disability.  If a Participant’s Termination of Employment is due to death or disability (as determined in the sole and exclusive discretion of the Committee) prior to the end of an Award Period, the Participant or the Participant’s personal representative shall be entitled to receive a pro-rata share of his or her Award as determined under Subsection (d).

(d)                                 Pro-Rata Payment.  The amount of any payment made to a Participant whose employment is terminated by Retirement, death or disability (under circumstances described in Subsections (b) and (c)) will be the amount determined by multiplying the amount of the Performance Award which would have been earned, determined at the end of the Award Period, had such employment not been terminated, by a fraction, the numerator of which is the number of whole months such Participant was employed during the Award Period, and the denominator of which is the total number of months of the Award Period.  Any such payment made to a Participant whose employment is terminated prior to the end of an Award Period under this Section 8.02 shall be made at the end of the respective Award Period, unless otherwise determined by the Committee in its sole discretion.  Any partial payment previously made or credited to a deferred account for the benefit of a Participant as provided under Section 8.01(d) of the Plan shall be subtracted from the amount otherwise determined as payable as provided in this Section.

(e)                                  Other Events.  Notwithstanding anything to the contrary in this Article VIII, the Committee may, in its sole and exclusive discretion, determine to pay all or any portion of a Performance Award to a Participant who has terminated employment prior to the end of an Award Period under certain circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the Date of Grant) and subject to such terms and conditions as the Committee shall deem appropriate.

8.03.                        Change in Control.  Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Performance Awards for all Award Periods shall immediately become fully payable to all Participants and shall be paid to Participants in accordance with Section 8.02(d), within 30 days after such Change in Control.

ARTICLE IX

OTHER STOCK-BASED AWARDS

9.01.                        Grant of Other Stock-Based Awards.  Other stock-based awards, consisting of stock purchase rights (with or without loans to Participants by the Company containing such terms as the Committee shall determine), Awards of cash, Awards of Common Stock, or Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, may be granted either alone or in addition to or in conjunction with other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be granted pursuant to such Awards, and all other conditions of the Awards.  Any such Award shall be confirmed by an Award Agreement executed by the Committee and the Participant, which Award Agreement shall contain such provisions as the Committee determines to be necessary or appropriate to carry out the intent of this Plan with respect to such Award.

9.02.                        Terms of Other Stock-Based Awards.  In addition to the terms and conditions specified in the Award Agreement, Awards made pursuant to this Article IX shall be subject to the following:

(a)                                  Any Common Stock subject to Awards made under this Article IX may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses; and

(b)                                 If specified by the Committee in the Award Agreement, the recipient of an Award under this Article IX shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Common Stock or other securities covered by the Award; and

(c)                                  The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of such Award in the event of a Termination of Employment prior to the exercise, realization or payment of such Award, whether such termination occurs because of Retirement, disability, death or other reason, with such provisions to take account of the specific nature and purpose of the Award.

9.03                           Stock Unit Awards.

(a)                                  In General.  Without limiting the generality of the foregoing provisions of this Article IX, and subject to such terms, limitations and restrictions as the Committee may impose, Participants designated by the Committee as Participants for purposes of this Section 9.03 may receive Awards of Stock Units in connection with: (i) the deferral of Stock Option Gains, (ii) the deferral of restricted stock (whether granted under this Plan or any other plan sponsored by the Company) and (iii) in connection with the deferral of other types of compensation, including without limitation, stock appreciation rights, phantom stock awards and other types of compensation awards that are payable solely in shares of Common Stock (whether granted under this Plan or any other plan sponsored by the Company).  The Committee shall establish rules and regulations governing the deferrals and the Stock Unit Awards under any such arrangement as may be established.

(b)                                 Deferral of Stock Option Gains.  Subject to such timing rules as the Committee may establish, a Participant may irrevocably elect to defer receipt of all or any portion of Stock Option Gains and receive a credit under his or her Stock Unit Account of an equivalent number of Stock Units in accordance with such limitations, terms and conditions as the Committee may determine.  Any such deferral election must occur in a time period designated by the Committee from time to time, but such election must occur prior to the exercise of such stock option and within such time frame as determined by the Committee in its discretion so that such election could qualify for income tax deferral in accordance with then applicable federal tax law.  Nothing in this Section 9.03(b) of the Plan shall be interpreted to permit a Participant to exercise any stock option to the extent such stock option is not vested or is not otherwise exercisable in accordance with the applicable plan and agreement.  A Participant’s election to defer Stock Option Gains shall only apply to Option exercises in connection with which the Participant, in accordance with the applicable plan and agreement, pays the total amount of the exercise price of such stock option by the delivery (or deemed delivery) of shares of Common Stock held by the Participant for at least the period of time required by the applicable plan and agreement, but in any event, held with no restrictions prior to delivery and for such time frame as determined by the Committee in its discretion so that such election could qualify for income tax deferral in accordance with then applicable federal tax law; provided, however, that subject to such terms, conditions and restrictions as the Committee may determine, Participants may be permitted, in the Committee’s discretion, to defer into this Plan gains attributable to stock options exercised by means other than the payment of the exercise price by the delivery (or deemed delivery) of shares of Common Stock.

(c)                                  Deferral of Restricted Stock.  Subject to such timing rules as the Committee may establish, a Participant may irrevocably elect to defer receipt of all or any number of shares of restricted stock (whether granted under this Plan or any other plan sponsored by the Company) and receive a credit under his or her Stock Unit Account of an equivalent number of Stock Units.  Any such deferral election must be made in a time period designated by the Committee from time to time, but such election must occur before the restrictions on the restricted stock lapse and within such time frame as determined by the Committee in its discretion so that such election could qualify for income tax deferral in accordance with then applicable federal tax law.  If a Participant elects to defer all or a portion of a restricted stock award that has previously been granted, the Participant shall transfer the restricted stock subject to such restricted stock award to the Company.  Upon such transfer, the restricted stock shall be cancelled by the Company and no longer outstanding, except as treasury stock.  The Stock Units credited to a Participant’s Stock Unit Account with respect to a deferral of shares of restricted stock shall vest and shall be forfeited subject to the same terms and conditions as were applicable to the original restricted stock.  The number of Stock Units credited to a Participant’s Stock Unit Account shall be reduced by the number of Stock Units so forfeited.

(d)                                 Other Deferrals.  A Participant may irrevocably elect to defer receipt of all or any number of shares of Common Stock issuable upon the exercise of any stock appreciation rights, phantom stock awards or other types of compensation awards that are payable solely in shares of Common Stock (whether granted under this Plan or any other plan sponsored by the Company) and receive a credit under his or her Stock Unit Account of an equivalent number of Stock Units.  Any such deferral election must be made in the time period designated by the Committee from time to time.

(e)                                  Dividend Equivalents.  A Participant’s Stock Unit Account shall be credited with a number of Stock Units equal in value to the amount of any cash dividends or stock distributions that would be payable with respect to such Stock Units had such Stock Units been outstanding shares of Common Stock (“dividend equivalents”).  The number of Stock Units credited with respect to cash dividends shall be determined by dividing the amount of cash dividends that would be payable by the Fair Market Value of Common Stock as of the date such cash dividends would be payable.  Dividend equivalents credited to a Participant’s Stock Unit Account that are attributable to Stock Units that are subject to vesting and forfeiture restrictions as a result of a deferral of receipt of restricted stock shall be forfeited at such time as any such underlying Stock Units are forfeited.

(f)                                    Vesting of Stock Units.  A Participant shall be vested in the Stock Units credited to such Participant’s Stock Unit Account that are attributable to Stock Option Gains, deferred shares of restricted stock, deferred stock appreciation rights, phantom stock awards and other types of compensation that are payable solely in Common Stock, and the dividend equivalents credited with respect to each type of award, in accordance with the same terms and conditions contained in the applicable award agreement and plan under which such stock option, restricted stock, stock appreciation right, phantom stock or other type of compensation award was originally granted.  Stock Units that are not vested on the date of a Participant’s Termination of Employment shall be forfeited.

(g)                                 Distribution of Stock Units.  The vested Stock Units in a Participant’s Stock Unit Account shall only be distributed, or commence to be distributed, solely in the form of Common Stock to the Participant, only upon such participant’s Termination of Employment, in a lump sum payment or in periodic payments over time as the Participant may elect in accordance with procedures established by the Committee; provided, however, that the Committee may establish procedures pursuant to which a Participant may elect to defer the commencement of distribution to a date later than the Participant’s Termination of Employment.  Notwithstanding any other provision of this Section 9.03 or of the Plan, the balance credited to a Participant’s Stock Unit Account (whether or not it is then otherwise in pay status, but only to the extent it is otherwise vested (whether over time or by acceleration) under the terms of the agreements originally granting the stock) shall be distributed in a lump sum, immediately prior to and conditioned upon, the consummation of any transaction constituting a Change in Control.  A Participant shall be entitled to receive a distribution of one share of Common Stock for each Stock Unit credited to his or her Stock Unit Account and cash equal to the Fair Market Value of any fractional Stock Unit credited to his or her Stock Unit Account.

(h)                                 Unsecured General Creditor.  With respect to all Stock Units and Awards under Section 9.03 of the Plan, Participants and their beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, claims or interest in any specific property or assets of the Company.  The Company’s obligation under Section 9.03 of the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay shares of Common Stock in the future, and the rights of the Participants and beneficiaries with respect thereto shall be no greater than those of unsecured general creditors.  However, the Committee may, in its discretion, establish one or more vehicles for payment of its obligations under Section 9.03 of the Plan, including a trust, know as a “rabbi trust,” for use in funding the benefits under Section 9.03 of the Plan with a trustee to be selected by the Committee in accordance with a trust agreement meeting the requirements of Rev. Proc. 92-64, as it may be amended or supplemented in the future.  The Awards and benefits under Section 9.03 of the Plan are intended to be unfunded for tax purposes under the Code and for purposes of the Employee Retirement Income Security Act of 1974, as amended.

9.04.                        Foreign Qualified Awards.  Awards under the Plan may be granted to such employees of the Company and its Subsidiaries who are residing in foreign jurisdictions as the Committee in its sole discretion may determine from time to time. The Committee may adopt such supplements to the Plan as may be necessary or appropriate to comply with the applicable laws of such foreign jurisdictions and to afford Participants favorable treatment under such laws; provided, however, that no Award shall be granted under any such supplement with terms or conditions inconsistent with the provision set forth in the Plan.

ARTICLE X

SHORT-TERM CASH INCENTIVE AWARDS

10.01.                  Eligibility.  Executive officers of the Company who are from time to time determined by the Committee to be “covered employees” for purposes of Section 162(m) of the Code will be eligible to receive short-term cash incentive awards under this Article X.

10.02.                  Awards.

(a)                                  Performance Targets.  For each fiscal year of the Company after fiscal year 1999, the Committee shall establish objective performance targets based on specified levels of one or more of the Performance Goals.  Such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered “preestablished” for purposes of Section 162(m) of the Code.

(b)                                 Amounts of Awards.  In conjunction with the establishment of performance targets for a fiscal year, the Committee shall adopt an objective formula (on the basis of percentages of Participants’ salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Participants if and to the extent that the performance targets are attained.  Such formula shall comply with the requirements applicable to performance-based compensation plans under Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.

(c)                                  Payment of Awards.  Awards will be payable to Participants in cash each year upon prior written certification by the Committee of attainment of the specified performance targets for the preceding fiscal year.

(d)                                 Negative Discretion.  Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the award that would be otherwise paid.

(e)                                  Guidelines.  The Committee shall adopt from time to time written policies for its implementation of this Article X. Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.

(f)                                    Non-Exclusive Arrangement.  The adoption and operation of this Article X shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best of the Company.

ARTICLE XI

TERMS APPLICABLE GENERALLY TO AWARDS

GRANTED UNDER THE PLAN

11.01.                  Plan Provisions Control Award Terms.  Except as provided in Section 11.16, the terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan.  In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control.  Except as provided in Section 11.03 and Section 11.07, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.

11.02.                  Award Agreement.  No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

11.03.                  Modification of Award After Grant.  No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

11.04.                  Limitation on Transfer.  Except as provided in Section 7.01(c) in the case of Restricted Shares, a Participant’s rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant’s personal representative) may exercise rights under the Plan.  The Participant’s Beneficiary may exercise the Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, to the extent permitted under Section 16(b) of the Exchange Act with respect to Participants subject to such Section, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

11.05.                  Taxes.  The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant’s Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:

(a)                                  The Participant shall have the right to elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded up to the next whole share, whose Fair Market Value is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or (iii) by a combination of shares and cash.

(b)                                 The Committee shall have the discretion as to any Award, to cause the Company to pay to tax authorities for the benefit of any Participant, or to reimburse such Participant for the individual taxes which are due on the grant, exercise or vesting of any share Award, or the lapse of any restriction on any share Award (whether by reason of a Participant’s filing of an election under Section 83(b) of the Code or otherwise), including, but not limited to, Federal income tax, state income tax, local income tax and excise tax under Section 4999 of the Code, as well as for any such taxes as may be imposed upon such tax payment or reimbursement.

(c)                                  In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Common Stock to meet tax withholding obligations.

11.06.                  Surrender of Awards.  Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the holder approve.  With the consent of the Participant, the Committee may substitute a new Award under this Plan in connection with the surrender by the Participant of an equity compensation award previously granted under this Plan or any other plan sponsored by the Company; provided, however, that no such substitution or any other change shall be permitted if it would constitute a “repricing” under the rules of the New York Stock Exchange.

11.07.                  Adjustments to Reflect Capital Changes.

(a)                                  Recapitalization. The number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for Awards subsequently granted under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan.  The maximum number of shares in respect of which Awards can be made to any Participant in any calendar year shall be proportionately adjusted to reflect any other event that results in an increase in the number of issued and outstanding shares of Common Stock.  The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

(b)                                 Merger.  After any Merger in which the Company is the surviving corporation, each Participant shall, at no additional cost, be entitled upon any exercise of all Options or receipt of other Award to receive (subject to any required action by shareholders), in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Award, the number and class of shares or other securities to which such Participant would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such Participant had been the holder of record of a number of shares equal to the number of shares receivable or exercisable pursuant to such Award.  Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above.  In the event of a Merger in which the Company is not the surviving corporation, the surviving, continuing, successor, or purchasing corporation, as the case may be (the “Acquiring Corporation”), shall either assume the Company’s rights and obligations under outstanding Award Agreements or substitute awards in respect of the Acquiring Corporation’s stock for such outstanding Awards.  In the event the Acquiring Corporation fails to assume or substitute for such outstanding Awards, the Board shall provide that any unexercisable and/or unvested portion of the outstanding Awards shall be immediately exercisable and vested as of a date prior to such Merger, as the Board so determines.  The exercise and/or vesting of any Award that was permissible solely by reason of this Section 11.07(b) shall be conditioned upon the consummation of the Merger.  Any Options which are neither assumed by the Acquiring Corporation nor exercised as of the date of the Merger shall terminate effective as of the effective date of the Merger.

(c)                                  Options to Purchase Shares or Stock of Acquired Companies.  After any Merger in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the Merger whose shares or stock subject to the old options may no longer be issued following the Merger.  The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion.  Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

11.08.                  No Right to Employment.  No employee or other person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its Subsidiaries.

11.09.                  Awards Not Includable for Benefit Purposes.  Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

11.10.                  Governing Law.  All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware and construed in accordance therewith.

11.11.                  No Strict Construction.  No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

11.12.                  Compliance with Rule 16b-3.  It is intended that, unless the Committee determines otherwise, Awards under the Plan be eligible for exemption under Rule 16b-3.  The Board is authorized to amend the Plan and to make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications as it deems necessary or appropriate to better accomplish the purposes of the Plan in light of any amendments made to Rule 16b-3.

11.13.                  Captions.  The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

11.14.                  Severability.  Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and

(b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

11.15.                  Amendment and Termination.

(a)                                  Amendment.  The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the requisite affirmative approval of shareholders of the Company, make any amendment which requires shareholder approval under the Code or under any other applicable law or rule of any stock exchange which lists Common Stock or Company Voting Securities. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award.

(b)                                 Termination.  The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.

11.16.                  Special Provision Relating to Certain Stock Issuances. Notwithstanding anything to the contrary contained in this Plan, shares of Common Stock authorized to be issued under this Plan may be issued to pay awards originally made under and satisfy options originally granted under the Allegheny Teledyne Incorporated 1996 Incentive Plan or any other stock compensation plan adopted by ATI (an “ATI Plan”), as provided in the Employee Benefits Agreement dated as of November 12, 1999, between the Company and Allegheny Teledyne Incorporated.  All shares of Common Stock issued in payment of an award or grant shall be governed exclusively by the terms of such award or grant under the applicable ATI Plan, and any terms of this Plan inconsistent therewith shall be inapplicable to such shares.

Adopted by Board of Directors on 11/12/99.

Approved by Shareholders on 5/4/00.

Amended by Board of Directors on 11/1/03.

Amended, restated and approved by Board of Directors on 3/9/04 and by Shareholders on 5/13/04.